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EXHIBIT 4.3

EXECUTION COPY

$150,000,000

SILICON VALLEY BANCSHARES

Zero Coupon Convertible Subordinated Notes due June 15, 2008

REGISTRATION RIGHTS AGREEMENT

May 20, 2003

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010-3629

Ladies and Gentlemen:

        Silicon Valley Bancshares, a Delaware corporation (the "Company"), proposes to issue and sell to Credit Suisse First Boston LLC (the "Initial Purchaser"), upon the terms set forth in a purchase agreement dated May 15, 2003 (the "Purchase Agreement"), $150,000,000 aggregate principal amount of its Zero Coupon Convertible Subordinated Notes due June 15, 2008 (the "Notes"). The Notes will be issued pursuant to an Indenture, dated as of May 20, 2003 (the "Indenture"), between the Company and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). As an inducement to the Initial Purchaser to enter into the Purchase Agreement, the Company agrees with the Initial Purchaser, for the benefit of (i) the Initial Purchaser as Initial Purchaser and (ii) the beneficial owners (including the Initial Purchaser) from time to time of the Notes and of the Underlying Common Stock (as defined herein) issued upon conversion of the Notes (each of the foregoing, a "Holder" and, collectively, the "Holders"), as follows:

        1.    Shelf Registration.

        (a)   The Company shall prepare and file with the Securities and Exchange Commission (the "Commission") in no event later than 90 days (such 90th day being a "Filing Deadline") after the latest date on which the Initial Purchaser purchases the Notes pursuant to the Purchase Agreement (the "Closing Date"), a Shelf Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), registering the resale from time to time by Holders thereof (who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement) of all of the Registrable Securities (defined herein) (the "Shelf Registration Statement"). The Shelf Registration Statement shall be on an appropriate form under the Securities Act permitting registration of such Registrable Securities for resale by such Holders from time to time in accordance with the methods of distribution elected by the Holders and set forth in the Shelf Registration Statement. The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in any event within one hundred and eighty (180) days after the Closing Date (the "Effectiveness Deadline Date"), and to keep the Shelf Registration Statement continuously effective under the Securities Act to permit the prospectus included therein to be lawfully delivered by the Holders of the Registrable Securities, for a period of two years (or for such longer period if extended pursuant to Section 2(h) below) from the Closing Date or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement (i) have been transferred pursuant thereto or Rule 144 under the Securities Act, or any successor rule thereof, (ii) are, with respect to such securities held by non-affiliates of the Company, eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act, or any successor rule thereof or (iii) have ceased to be outstanding (such period, the "Effectiveness Period").

Subject to Section 2(h) hereof, the Company shall be deemed not to have used its commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period, unless such action is required by applicable law. At the time the Shelf Registration Statement is declared effective, each Holder who has provided the Company with an appropriately completed Notice and Questionnaire (as defined herein), together with all other information that the Company may reasonably request, on or prior to the date five (5) Business Days prior to such time of effectiveness and who holds Registrable Securities, shall be named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of Registrable Securities in accordance with applicable law. None of the Company's securityholders (other than the Holders of Registrable Securities) shall have the right to include any of the Company's securities in the Shelf Registration Statement.

        (b)   The Company shall consider, in good faith, such supplements and amendments to the Shelf Registration Statement as are reasonably requested by (i) the Initial Purchaser in the event that it is participating in the Shelf Registration Statement or (ii) the Trustee on behalf of a majority in interest of the registered Holders, provided that any period of suspension of effectiveness of the Shelf Registration Statement resulting from the filing of such supplements or amendments requested under clauses (i) or (ii) of this Section 1(b) will not (x) be included in calculating the 45 and 90 day periods provided for in Section 2(h) below, (y) extend the two year period of effectiveness provided for in Section 1(a) above or (z) lead to the assessment of Additional Interest under Section 5 below.

        (c)   Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related prospectus, it will do so only in accordance with this Section 1(c) and Section 2(h). Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related prospectus agrees to deliver a Notice and Questionnaire to the Company at least five (5) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the date the Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered (i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference, file any other document required under the Securities Act or file a new shelf registration statement so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement (or in such new registration statement) and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement or a new shelf registration statement pursuant to this Section 1(c)(i), use its commercially reasonable efforts to cause such post-effective amendment or new shelf registration statement to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the "Amendment Effectiveness Deadline Date") that is sixty (60) days after the date such post-effective amendment or new shelf registration statement is required by this clause to be filed; (ii) provide such Holder copies of any documents filed pursuant to clause (i) of this Section 1(c); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment or new shelf registration statement filed pursuant to clause (i) of this Section 1(c); provided that if such Notice and Questionnaire is delivered during a Deferral Period (as defined in Section 2(h)), the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 2(h). Notwithstanding anything contained herein to the contrary, (i) the Company shall be under no obligation to name any Holder that has not submitted a Notice and Questionnaire to the

Company as a selling securityholder in the Shelf Registration Statement or related prospectus and (ii) the Amendment Effectiveness Deadline Date shall be extended by up to ten (10) days from the expiration of a Deferral Period (and the Company shall incur no obligation to pay Additional Interest during such extension) if such Deferral Period is in effect on the Amendment Effectiveness Deadline Date. Any Holder who, subsequent to the date the Shelf Registration Statement is declared effective, provides a Notice and Questionnaire required by this Section 1(c) pursuant to the provisions of this Section shall be named as a selling securityholder in the Shelf Registration Statement and related prospectus or new shelf registration statement in accordance with the requirements of this Section 1(c). All references to the Shelf Registration Statement herein shall be deemed to include any new shelf registration statement filed pursuant to clause (i) of this Section 1(c), unless the context otherwise requires.

        (d)   Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement and any such amendment or as of the date of filing any such supplement, as applicable, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

        (e)   As used in this Agreement, the following terms shall have the following meanings:

          "Applicable Conversion Price" as of any date of determination means the Conversion Price in effect as of such date of determination or, if no Notes are then outstanding, the Conversion Price that would be in effect were Notes then outstanding.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

          "Common Stock" means the shares of common stock, $0.001 par value per share, of the Company and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, including the Underlying Common Stock.

          "Conversion Price" has the meaning assigned to such term in the Indenture.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Notice and Questionnaire" means a Selling Securityholder Notice and Questionnaire substantially in the form of Appendix A hereto.

          "Notice Holder" means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date and holds Registrable Securities as of such date.

          "Registrable Securities" means the Notes, until such Notes have been converted into or exchanged for the Underlying Common Stock and, at all times subsequent to any such conversion or exchange, the Underlying Common Stock and any securities into or for which such Underlying Common Stock have been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event until, in the case of any such security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Shelf Registration Statement covering it, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) under the Securities Act were it not held by an Affiliate of the Company or (iii) its transfer to the public pursuant to Rule 144 under the Securities Act, or any successor rule thereof, and (B) as a result of the event or circumstance described in any of the foregoing clauses (i) through (iii), the legends with respect to transfer restrictions required under the Indenture are removed or removable in accordance with the terms of the Indenture, such legend or applicable law, as the case may be.

          "Underlying Common Stock" means the shares of Common Stock into which the Notes are convertible or issued upon any such conversion.

        2.    Registration Procedures.    In connection with the Shelf Registration Statement contemplated by Section 1 hereof, the following provisions shall apply:

        (a)   The Company shall (i) furnish to the Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement as proposed to be filed and each amendment thereof and each supplement, if any, to the prospectus included therein and the Company shall use its commercially reasonable efforts to reflect in the Shelf Registration Statement, when so filed with the Commission, such comments as the Initial Purchaser reasonably may propose; and (ii) include the names of the Holders who propose to sell Registrable Securities pursuant to the Shelf Registration Statement and who comply with the provisions hereof as selling securityholders.

        (b)   The Company shall give written notice to the Initial Purchaser and the Holders (upon the occurrence of the event contemplated by clause (i) below) and the Notice Holders (upon the occurrence of any of the events contemplated by clauses (ii) through (vii) below) (which notice pursuant to clauses (iii) through (vii) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

            (i)  of its intention to file the Shelf Registration Statement (which notice shall be delivered through The Depository Trust Company, a New York corporation ("DTC"));

           (ii)  when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective (which notice may be delivered through DTC);

          (iii)  of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

          (iv)  of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

           (v)  of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities included within the coverage of the Shelf Registration Statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, provided, that with respect to any such threatening, the notification shall have been in writing;

          (vi)  of the happening of any event (but not as to the substance of any such event) that requires the Company to make changes in the Shelf Registration Statement or the prospectus in order that the Shelf Registration Statement or the prospectus neither contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading; and

         (vii)  the occurrence or existence of any pending corporate development with respect to the Company (but not as to the substance of any such occurrence) that the Company believes may be material and that, in the determination of the Company, makes it inadvisable and not in the best interest of the Company to allow continued availability of the Shelf Registration Statement and the related prospectus.

        (c)   The Company shall use its commercially reasonable effort to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Shelf Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale.

        (d)   The Company shall furnish to each Holder of Registrable Securities included within the coverage of the Shelf Registration Statement, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

        (e)   The Company shall, during the Effectiveness Period, deliver to each Holder of Registrable Securities included within the coverage of the Shelf Registration Statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use, during the Effectiveness Period, of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

        (f)    Prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement the Company shall register or qualify or cooperate with the Holders of the Registrable Securities included therein and their respective counsel in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any such Holder of Registrable Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Shelf Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

        (g)   Expect with respect to Registrable Securities held in book-entry form only, the Company shall cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to the Shelf Registration Statement free of any restrictive legends and in such permitted denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Registrable Securities pursuant to such Shelf Registration Statement.

        (h)   Upon the occurrence of any event contemplated by paragraphs (iii) through (vi) of Section 2(b) above during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Shelf Registration Statement, a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchaser and the Notice Holders in accordance with paragraphs (iii) through (vi) of Section 2(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made or the Company otherwise notifies the Initial Purchaser and the Notice Holders of its election to suspend the availability of the Shelf Registration Statement and related prospectus pursuant to Section 2(b)(vii) above, then the Initial Purchaser and the Notice Holders shall suspend use of such prospectus (such period during which the availability of the Shelf Registration Statement and any related prospectus is suspended being a "Deferral Period"), and the two-year period of effectiveness of the Shelf Registration Statement provided for in Section 1(a) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchaser and the Holders of Registrable Securities shall have been advised in writing by the Company that the prospectus may be used or has received such amended or supplemented prospectus pursuant to this Section 2(h); provided, however, that in no event will such period of effectiveness be extended as a result of a suspension due to the Company filing a post-effective amendment to add a Holder as a selling securityholder (a "Holder Suspension"). The Company will use its commercially reasonable efforts to ensure that the use of the prospectus may be resumed as promptly as is practicable, except that in the case of suspension of the availability of the Shelf Registration Statement and related prospectus pursuant to Section 2(b)(vii) above, the Company shall not be required to take such action until such time as it shall no longer determine that continued availability of the Shelf Registration Statement and the related prospectus is inadvisable and not in the best interests of the Company. The Company shall be entitled to exercise its right under this Section 2(h) to suspend the availability of the Shelf Registration Statement or any prospectus upon the occurrence of any event contemplated by paragraphs (iii) through (vii) of Section 2(b) above, without incurring or accruing any obligation to pay Additional Interest pursuant to Section 5(a), for one or more periods not to exceed 45 days in any 90-day period and not to exceed, in the aggregate, 90 days in any 12-month period.

        (i)    Not later than the effective date of the Shelf Registration Statement, the Company will provide a CUSIP number for the Registrable Securities and provide the applicable trustee with printed certificates for the Notes in a form eligible for deposit with DTC.

        (j)    The Company shall prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective for the applicable period specified in Section 1(a) and shall cause the related prospectus to be supplemented by any required prospectus supplement to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act. The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration Statement and will make generally available to its securityholders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

        (k)   The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

        (l)    The Company may require each Holder of Registrable Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Registrable Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Registrable Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

        (m)  The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Notice Holder shall reasonably request in order to facilitate the disposition of the Registrable Securities pursuant to the Shelf Registration Statement.

        (n)   The Company shall (i) make available, at reasonable times and in a reasonable manner, for inspection by a representative of the Holders of Registrable Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of Registrable Securities or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of Registrable Securities or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement prior to its effectiveness, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchaser by the Initial Purchaser and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 3 hereof; and provided further, that any information that is designated by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality. Each recipient of confidential information shall be deemed to have agreed to be bound by the obligations of this paragraph.

        (o)   The Company, if requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Registrable Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its subsidiaries; the qualification of the Company and its subsidiaries to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 2(m) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Registrable Securities; the absence of material legal or governmental proceedings involving the Company and its subsidiaries; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the applicable Registrable Securities, or any agreement of the type referred to in Section 2(m) hereof; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Registrable Securities and (iii) its independent public accountants (and the independent accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement) to provide to the selling Holders of the applicable Registrable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

        (p)   The Company will use its commercially reasonable efforts to (a) if the Notes have been rated prior to the initial sale of such Notes, confirm such ratings will apply to the Registrable Securities covered by a Shelf Registration Statement, or (b) if the Notes were not previously rated, cause the Registrable Securities covered by a Shelf Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in aggregate principal amount of Registrable Securities covered by such Shelf Registration Statement, or by the managing underwriters, if any.

        (q)   In the event that any broker-dealer registered under the Exchange Act shall underwrite any Registrable Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company will assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Shelf Registration Statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Registrable Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

        (r)   The Company shall use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Shelf Registration Statement contemplated hereby.

        (s)   The Company shall as promptly as practicable (if reasonably requested by any Holder who has delivered a Notice and Questionnaire and holds Registrable Securities or by the Initial Purchaser (with respect to any portion of an unsold allotment from the original offering if such Initial Purchaser is participating in the Shelf Registration Statement)) incorporate in a prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as such Holder or Initial Purchaser shall, on the basis of an opinion of nationally recognized counsel experienced in such matters, determine to be required to be included therein and make any required filings of such prospectus supplement or such post-effective amendment; provided that, the Company shall not be required to take any actions under this Section 2(s) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law.

        (t)    The Company shall use its commercially reasonable efforts to cause the Underlying Common Stock to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed, to the extent the Underlying Common Stock satisfies applicable listing requirements.

        3.    Registration Expenses.

        (a)   Except as otherwise provided herein, all expenses incident to the Company's performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Shelf Registration Statement is ever filed or becomes effective, including without limitation:

            (i)  all registration and filing fees and expenses;

           (ii)  all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

          (iii)  all expenses of printing, messenger and delivery services and telephone;

          (iv)  all fees and disbursements of counsel for the Company;

           (v)  all application and filing fees in connection with listing the Underlying Common Stock on a national securities exchange or automated quotation system pursuant to the requirements thereof; and

          (vi)  all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

        (b)   In connection with the Shelf Registration Statement required by this Agreement, the Company will bear or reimburse the Notice Holders for the reasonable fees and disbursements of one firm of legal counsel, which shall initially be Milbank, Tweed, Hadley & McCloy LLP, but which may, with the written consent of the Initial Purchaser (which consent shall not be unreasonably withheld), be another nationally recognized law firm experienced in securities law matters designated by the Company.

        4.    Indemnification.

        (a)   The Company agrees to indemnify and hold harmless each Holder of Registrable Securities and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several to which such Holder may become subject under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration Statement, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading and shall reimburse, the Holders for any legal or other expenses reasonably incurred by the Holders in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for use therein, and provided further that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus relating to a Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Registrable Securities concerned, to the extent that a prospectus relating to such Registrable Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Registrable Securities to such person, a copy of the final prospectus if the Company had previously furnished copies thereof to such Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Holder. The Company shall also indemnify any underwriters, their officers and directors and each person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders if requested by such Holders.

        (b)   Each Holder of Registrable Securities, severally and not jointly, will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such controlling person may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration Statement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information pertaining to such Holder furnished to the Company by or on behalf of such Holder specifically for use therein; and, shall reimburse the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

        (c)   Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party which consent shall not be unreasonably withheld or delayed, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party. In no event will any indemnifying party be liable for fees and disbursements of more than one counsel, plus the fees and disbursements of any local counsel, for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general obligations or circumstances, unless an indemnified party reasonably determines that representation of such indemnifying party and the indemnified party by the same counsel would present a conflict of interest.

        (d)   If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or one or more Holders, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection, the Holders of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Registrable Securities pursuant to a Shelf Registration Statement exceeds the amount of any damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

        (e)   The agreements contained in this Section 4 shall survive the sale of the Registrable Securities pursuant to a Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

        5.    Additional Interest Under Certain Circumstances.

        (a)   Additional interest (the "Additional Interest") with respect to the Registrable Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iv) below being herein called a "Registration Default"):

            (i)  the Shelf Registration Statement required by this Agreement is not filed with the Commission on or prior to the Filing Deadline;

           (ii)  the Shelf Registration Statement required by this Agreement is not declared effective by the Commission on or prior to the Effectiveness Deadline Date;

          (iii)  the Company has failed to perform its obligations set forth in Section 1(c) with respect to a particular Notice Holder within the time period required therein; provided that Additional Interest will be assessed under this clause (iii) only with respect to the Registrable Securities held by such Notice Holder, and not any other Holder; or

          (iv)  the Shelf Registration Statement required by this Agreement has been declared effective by the Commission but such Shelf Registration Statement or related prospectus thereafter ceases to be effective or useable (subject to the Company's right to suspend the use of the Shelf Registration Statement and the prospectus as set forth in Section 2(h)) in accordance with the provisions of this Agreement and during the periods specified herein and (A) the Company does not cure the Shelf Registration Statement within five (5) Business Days (in the event the Company may not otherwise suspend the availability of the Shelf Registration Statement and related prospectus without incurrence and accrual of any obligation to pay Additional Interest because of its full utilization of the time provided for in the last sentence of Section 2(h)) after it ceases to be effective or useable by a post-effective amendment or additional Shelf Registration Statement being filed and declared effective or a report filed pursuant to the Exchange Act or (B) the Company does not terminate any Deferral Period within the time provided for in the last sentence of Section 2(h); provided that, with respect to a Holder Suspension, no Additional Interest will be paid pursuant to this clause (iv) to the Holder or Holders who are the subject of such Holder Suspension.

Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the control of the Company or pursuant to operation of law or as a result of any action or inaction by the Commission.

        Additional Interest shall accrue on the Registrable Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which such Registration Default has been cured, at a rate of 0.50% per annum (the "Additional Interest Rate") of the aggregate principal amount of the Notes that are Registrable Securities. In the case of Notes that have been converted into or exchanged for Underlying Common Stock, Additional Interest shall accrue at a per annum rate equal to 0.50% of the Applicable Conversion Price of such shares of Underlying Common Stock that are Registrable Securities. Any Additional Interest accrued with respect to any Note or portion thereof converted into Underlying Common Stock on a conversion date prior to the interest payment date with respect to the Notes under the Indenture, shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for conversion on the applicable conversion date, promptly following the conversion date. Notwithstanding the foregoing, no Additional Interest shall accrue as to any Registrable Security: (i) held by any Holder other than a Notice Holder; or (ii) from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) the expiration of the Effectiveness Period. The rate of accrual of the Additional Interest with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Registration Defaults. Following the cure of any Registration Default requiring the payment by the Company of Additional Interest to the Holders of Registrable Securities pursuant to this Section, the accrual of Additional Interest with respect to such Registration Default will cease (without in any way limiting the effect of any subsequent Registration Default requiring the payment of Additional Interest by the Company). No other monetary damages shall be available to the Holders of Registrable Securities for a Registration Default.

        The Trustee shall be entitled, on behalf of Holders of Notes or Underlying Common Stock, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Additional Interest.

        All of the Company's obligations set forth in this Section 5 that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full.

        The parties hereto agree that the Additional Interest provided for in this Section 5 constitutes a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

        (b)   Any amounts of Additional Interest due pursuant to Section 5(a) will be payable in cash semiannually in arrears on June 15 and December 15. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest Rate by the principal amount of the Registrable Securities or the Applicable Conversion Price of the Registrable Securities, as applicable, and further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360. The Registrable Securities entitled to payment of Additional Interest shall be determined as of the Business Day immediately preceding the next payment date for Additional Interest with respect to the Registrable Securities.

        6.    Rules 144 and 144A.    The Company shall use its commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Notes identified to the Company by the Initial Purchaser upon request. Upon the request of any Holder of Notes, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

        7.    Underwritten Registrations.    If any of the Registrable Securities covered by the Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities to be included in such offering (provided that Holders of Common Stock issued upon conversion of the Notes shall not be deemed holders of Common Stock, but shall be deemed to be holders of the aggregate principal amount of Notes from which such Common Stock was converted), provided, however, that such Managing Underwriters will be reasonably acceptable to the Company.

        No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

        8.    Miscellaneous.

        (a)    Remedies.    The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 1 and 2 hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 1 and 2 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

        (b)    No Inconsistent Agreements.    The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

        (c)    Amendments and Waivers.    The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Registrable Securities affected by such amendment, modification, supplement, waiver or consents (provided that Holders of Common Stock issued upon conversion of Notes shall not be deemed holders of Common Stock, but shall be deemed to be holders of the aggregate principal amount of Notes from which such Common Stock was converted).

        (d)    Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier that guarantees overnight delivery:

          (1)   if to a Holder of the Registrable Securities, except with respect to notices delivered through DTC pursuant to Section 2(b)(i) and (ii) hereof, at the most current address given by such Holder to the Company.

          (2)   if to the Initial Purchaser:

    Credit Suisse First Boston LLC
    Eleven Madison Avenue
    New York, NY 10010-3629
    Fax No.: (212) 325-8278
    Attention: Transactions Advisory Group

  with a copy to:

  Milbank, Tweed, Hadley & McCloy LLP
  One Chase Manhattan Plaza
  New York, New York 10005
  Attention: Joy K. Gallup

          (3)   if to the Company, at its address as follows:

    Silicon Valley Bancshares
    3003 Tasman Drive
    Santa Clara, California 95054-1191

  with a copy to:

  Wilson Sonsini Goodrich & Rosati
  Professional Corporation
  650 Page Mill Road
  Palo Alto, CA 94304-1050
  Attention: John A. Fore

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

        (e)    Third-Party Beneficiaries.    The Holders shall be third-party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Any Notice Holder shall be bound by the terms and provisions of this Agreement by reason of its election with respect to the Registrable Securities to have its Registrable Securities included in the Shelf Registration Statement. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto and any Holder from time to time of the Registrable Securities to the aforesaid extent. In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and, if a Notice

Holder, be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent.

        (f)    Successors and Assigns.    This Agreement shall be binding upon the Company and its successors and assigns.

        (g)    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (h)    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (i)    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

        (j)    Severability.    If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        (k)    Securities Held by the Company.    Whenever the consent or approval of Holders of a specified percentage of principal amount of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (other than subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

[Signature page follows]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Initial Purchaser a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchaser and the Company in accordance with its terms.

Very truly yours,
SILICON VALLEY BANCSHARES
		By:	/s/ LAUREN A. FRIEDMAN
		Name:	Lauren A. Friedman
		Title:	Chief Financial Officer
The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.
CREDIT SUISSE FIRST BOSTON LLC
By:	/s/ TOD D. PERKINS
Name:	Tod D. Perkins
Title:	Managing Director

APPENDIX A

FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

        The undersigned beneficial holder of Zero Coupon Convertible Subordinated Notes due June 15, 2008 (the "Notes") of Silicon Valley Bancshares (the "Company") or Common Stock, par value $0.001 per share (the "Common Stock" and together with the Notes, the "Registrable Securities"), of the Company understands that the Company has filed or intends to file with the Securities and Exchange Commission a registration statement (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended, of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, dated May 20, 2003 (the "Registration Rights Agreement"), among the Company and the Initial Purchaser named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

        Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions). Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners may be named as selling securityholders in the related prospectus at the time of effectiveness. Any beneficial owner of Notes wishing to include its Registrable Securities must deliver to the Company a properly completed and signed Selling Securityholder Notice and Questionnaire.

        Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

Notice

        The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

        The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

Questionnaire

1.	(a)	Full Legal Name of Selling Securityholder:

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

	(c)	Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below are held:

2.	Address for Notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:
3.	Beneficial Ownership of Registrable Securities:
(a) Type and Principal Amount of Registrable Securities beneficially owned:

(b) CUSIP No(s). of Registrable Securities beneficially owned:

4.	Beneficial Ownership of the Company's securities owned by the Selling Securityholder:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any "Other Securities," defined as securities of the Company other than the Registrable Securities listed above in Item (3).
(a) Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

(b) CUSIP No(s). of such Other Securities beneficially owned:

5.	Relationship with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equityholders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

6.	Plan of Distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated price. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.
State any exceptions here:

        The undersigned acknowledges that it understands its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the Rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor Rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

        The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

        Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

        In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

        By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

        IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner
	By:	Name: Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

Silicon Valley Bancshares
3003 Tasman Drive
Santa Clara, California 95054
(408) 654-7282
Attn: Investor Relations

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REGISTRATION RIGHTS AGREEMENT
FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE